FOR IMMEDIATE RELEASE

ARI Network Services, Inc. Announces Fiscal 2016 Third Quarter Results
Record quarterly revenue of $12.0 million and Adjusted EBITDA of $2.2 million

Milwaukee, Wis., June 9, 2016 – ARI Network Services, Inc. (NASDAQ: ARIS), an award-winning provider of SaaS, software tools and marketing services that help dealers, distributors and manufacturers Sell More Stuff!™, reported financial results today for its fiscal 2016 third quarter ended April 30, 2016.

Highlights for the fiscal third quarter included:

•	Ninth consecutive quarter of revenue growth for the firm.
•

Revenue increased 16.6% to $12.0 million, which compares with $10.3 million for the same period last year and $11.8 million in 2Q16. Recurring revenue growth continued to outpace overall revenue growth as it increased 18.8% to $11.1 million, which compares with $9.3 million for the same period last year and $10.8 million in 2Q16.

•	Operating income was $921,000, compared with $675,000 for the same period last year and $873,000 in 2Q16.
•

Adjusted EBITDA, a non-GAAP measure, increased 26.5% to $2.2 million, or 18.2% of revenue. This compares with Adjusted EBITDA of $1.7 million, or 16.8% of revenue in the same period last year and $2.1 million, or 17.8% of revenue in 2Q16.

•	Cash generated from operations was $2.6 million, compared with $1.9 million for the same period last year and $1.2 million in 2Q16.

Fiscal Year 2016 Third Quarter Financials

ARI achieved 16.6% revenue growth as it reported revenues of $12.0 million for the third quarter of fiscal year 2016, compared with $10.3 million for the same period last year. Recurring revenue comprised 92.2% of total revenue versus 90.5% for the same period last year and 91.6% from the previous quarter.

Gross margin for the third quarter of fiscal year 2016 was 80.5% versus 82.7% last year.

Operating income was $921,000, or 7.7% of revenue, for the third quarter of fiscal year 2016, compared with operating income of $675,000, or 6.6% of revenue for the same period last year, a 36.4% increase.

The company reported net income of $448,000, or $0.03 per diluted share for the quarter, compared with net income of $339,000, or $0.02 per share last year.

Management Discussion
Roy W. Olivier, President and Chief Executive Officer of ARI, commented, “I am proud of the ARI team, who have worked hard to consistently deliver improving performance throughout the year. We continue to focus on executing our strategy, and our third quarter results are representative of our continued ability to deliver results. We delivered strong new and upsell bookings in all the vertical markets we serve, resulting in over $3.0 million in new bookings and, for the first time, over $11.0 million in new bookings on a trailing twelve month basis. The scale we have added to the business over the past few years is allowing us to make additional investments in enhancing our products and services that I believe will drive growth in the coming years. I am confident that we remain well positioned to have a strong finish to our fiscal year.”

William Nurthen, Chief Financial Officer of ARI, commented, “As we enter the fourth quarter of our fiscal year, we continue to experience improvements in our financial performance both on a year-over-year and trailing twelve month basis. In the third quarter of fiscal 2016, the Company was able to establish new quarterly highs for revenue, operating income, cash flow from operations and Adjusted EBITDA. From a profitability standpoint, we reached an important milestone for the Company as our trailing twelve month’s Adjusted EBITDA topped $8.0 million for the first time. Perhaps the most notable achievement of the quarter was our cash flow from operations of $2.6 million. This is more cash flow than the firm produced in all of its fiscal 2014 and represents a 39% increase over the prior high for quarterly cash flow. As a result of this performance, we achieved our balance sheet targets for fiscal 2016 a quarter early, as our total cash balance at quarter-end stood at more than $4.4 million.”

Fiscal 2016 First Quarter Conference Call
ARI will conduct a conference call on Thursday, June 9, 2016, at 4:30 p.m. EDT, to review the financial results for the fiscal quarter ended April 30, 2016. Interested parties can access the conference call by dialing 877.359.3639 or 408.427.3725 and referring to Conference ID: 5628613. The conference call is also being webcast and is available via the Company’s investor relations website at investor.arinet.com. A replay of the webcast will be archived on the Company’s investor relations website for 60 days.

Non-GAAP Measures

EBITDA is calculated as net income adjusted to exclude interest expense, amortization, depreciation and income tax expense. Adjusted EBITDA further eliminates non-cash, stock-based compensation expense. Management believes Adjusted EBITDA is helpful in understanding period-over-period operating results separate and apart from non-operating expenses and expenses pertaining to prior period investing activities, particularly given the Company’s significant investments in capitalized software and its continuing efforts in completing acquisitions, which typically result in significant non-cash depreciation and amortization expense in subsequent periods. However, Adjusted EBITDA has significant limitations as an analytical tool and should only be used cautiously in addition to, and never as a substitute for, operating income, cash flows or other measures of financial performance prepared in accordance with generally accepted accounting principles and may not necessarily be comparable to similarly titled measures of other companies. A reconciliation of net income to Adjusted EBITDA can be found in this release and at the Company’s investor relations website for all periods presented.

About ARI
ARI Network Services, Inc. (ARI) (NASDAQ: ARIS) offers an award-winning suite of SaaS, software tools, and marketing services to help dealers, equipment manufacturers and distributors in selected vertical markets Sell More Stuff!™ – online and in-store. Our innovative products are powered by a proprietary data repository of enriched original equipment and aftermarket electronic content spanning more than 17 million active part and accessory SKUs and 750,000 equipment models. Business is complicated, but we believe our customers’ technology tools don’t have to be. We remove the complexity of selling and servicing new and used vehicle inventory, parts, garments and accessories (PG&A) for customers in the automotive tire and wheel aftermarket, powersports, outdoor power equipment, marine, home medical equipment, recreational vehicles and appliance industries. More than 23,500 equipment dealers, 195 distributors and 3,360 brands worldwide leverage our web and eCatalog platforms to Sell More Stuff!™ For more information on ARI, visit investor.arinet.com.

Additional Information

•	Follow @ARI_Net on Twitter: twitter.com/ARI_Net
•	Become a fan of ARI on Facebook: www.facebook.com/ARInetwork
•	Join us on G+: plus.google.com/117293073211296447579
•	LinkedIn: linkedin.com/company/ari_2
•	Read more about ARI: investor.arinet.com/about-us

Images for media use only

Roy W. Olivier Hi Res | Roy W. Olivier Low Res

ARI Logo Hi Res|  ARI Logo Low Res

Forward-Looking Statements
Certain statements in this news release contain "forward‐looking statements" regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projects about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," “targets,” “goals,” “projects”, “intends,” “plans,” "believes," “seeks,” “estimates,” “endeavors,” “strives,” “may,” or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward‐looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in Part 1A of the Company’s most recent annual report on Form 10‐K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward‐looking statements. The forward‐looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward‐looking statements. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.

For media inquiries, contact:

Colleen Malloy, Director of Marketing, ARI, 414.973.4323, colleen.malloy@arinet.com

Investor inquiries, contact:

Steven Hooser, Three Part Advisors, +214.872.2710, shooser@threepa.com

ARI Network Services, Inc.
Consolidated Statements of Operations
(Dollars in Thousands, Except per Share Data)
(Unaudited)

Three months ended April 30			Nine months ended April 30
2016		2015	2016	2015
Net revenue	$11,984	$10,280	$35,473	$29,531
Cost of revenue	2,334	1,780	6,467	5,391
Gross profit	9,650	8,500	29,006	24,140
Operating expenses:
Sales and marketing	2,801	2,718	8,314	7,928
Customer operations and support	2,374	1,831	7,248	5,392
Software development and technical support (net of capitalized software product costs)	1,221	1,102	3,795	3,046
General and administrative	1,732	1,709	5,247	4,901
Depreciation and amortization (exclusive of amortization of software product costs included in cost of revenue)	601	465	1,800	1,245
Net operating expenses	8,729	7,825	26,404	22,512
Operating income	921	675	2,602	1,628
Other income (expense):
Interest expense	(118)	(123)	(350)	(352)
Other, net	13	30	5	33
Total other income (expense)	(105)	(93)	(345)	(319)
Income before provision for income tax	816	582	2,257	1,309
Income tax expense	(368)	(243)	(972)	(606)
Net income	$448	$339	$1,285	$703

Weighted average common shares outstanding:
Basic	17,258	14,362	17,199	14,100
Diluted	17,769	14,786	17,689	14,536

Net income per common share:
Basic	$0.03	$0.02	$0.07	$0.05
Diluted	$0.03	$0.02	$0.07	$0.05

ARI Network Services, Inc.
Consolidated Balance Sheets
(Dollars in Thousands, Except per Share Data)

	(Unaudited)	(Audited)
	April 30	July 31
	2016	2015
ASSETS
Cash and cash equivalents	$4,440	$2,284
Trade receivables, less allowance for doubtful accounts of $392
and $372 at April 30, 2016 and July 31,2015, respectively	2,294	2,046
Work in process	185	165
Prepaid expenses and other	851	820
Deferred income taxes	3,495	3,092
Total current assets	11,265	8,407
Equipment and leasehold improvements:
Computer equipment and software for internal use	3,502	2,800
Leasehold improvements	629	629
Furniture and equipment	2,716	2,981
Total equipment and leasehold improvements	6,847	6,410
Less accumulated depreciation and amortization	(4,637)	(3,989)
Net equipment and leasehold improvements	2,210	2,421
Capitalized software product costs:
Amounts capitalized for software product costs	27,006	25,463
Less accumulated amortization	(21,908)	(20,337)
Net capitalized software product costs	5,098	5,126
Deferred income taxes	1,135	2,398
Other intangible assets	8,275	10,116
Goodwill	21,639	21,168
Total non-current assets	38,357	41,229
Total assets	$49,622	$49,636

LIABILITIES
Current portion of long-term debt	$2,172	$1,338
Current portion of contingent liabilities	382	754
Accounts payable	574	708
Deferred revenue	7,135	7,327
Accrued payroll and related liabilities	1,979	1,752
Accrued sales, use and income taxes	182	140
Other accrued liabilities	736	748
Current portion of capital lease obligations	56	174
Total current liabilities	13,216	12,941
Long-term debt	7,281	9,079
Long-term portion of contingent liabilities	124	362
Capital lease obligations	68	106
Other long-term liabilities	176	199
Total non-current liabilities	7,649	9,746
Total liabilities	20,865	22,687

SHAREHOLDERS' EQUITY
Cumulative preferred stock, par value $.001 per share, 1,000,000 shares authorized; 0 shares issued and outstanding at April 30, 2016 and July 31, 2015, respectively	—	—
Junior preferred stock, par value $.001 per share, 100,000 shares authorized; 0 shares issued and outstanding at April 30, 2016 and July 31, 2015, respectively	—	—
Common stock, par value $.001 per share, 25,000,000 shares authorized; 17,262,940 and 17,097,426 shares issued and outstanding at April 30, 2016 and July 31, 2015, respectively	17	17
Additional paid-in capital	115,243	114,700
Accumulated deficit	(86,508)	(87,793)
Other accumulated comprehensive income	5	25
Total shareholders' equity	28,757	26,949
Total liabilities and shareholders' equity	$49,622	$49,636

ARI Network Services, Inc.
Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)
	Nine months ended April 30
	2016	2015
Operating activities:
Net income	$1,285	$703
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of software products	1,571	1,560
Non-cash interest expense	34	55
Depreciation and other amortization	1,800	1,245
(Gain) loss on change in fair value of earn-out receivable and payable	(5)	(28)
Provision for bad debt allowance	80	131
Deferred income taxes	860	531
Stock based compensation	316	305
Net change in assets and liabilities:
Trade receivables	(308)	(594)
Work in process, prepaid expenses and other	(51)	(16)
Other long-term assets	-	(139)
Accounts payable	(145)	69
Deferred revenue	(252)	142
Accrued payroll and related liabilities	342	349
Accrued taxes and other accrued liabilities	16	282
Net cash provided by operating activities	$5,543	$4,595
Investing activities:
Purchase of equipment, software and leasehold improvements	(557)	(469)
Cash received on earn-out from disposition of a component of the business	-	111
Cash paid for contingent liabilities related to acquisitions	(505)	(250)
Cash paid for net assets related to acquisitions	-	(5,950)
Software development costs capitalized	(1,310)	(1,000)
Net cash used in investing activities	$(2,372)	$(7,558)
Financing activities:
Borrowings under line of credit, net	$-	$1,750
Payments on long-term debt	(912)	(470)
Borrowings under long-term debt	-	2,168
Payments of capital lease obligations	(165)	(184)
Proceeds from exercise of common stock options	66	75
Net cash provided by (used in) financing activities	$(1,011)	$3,339
Effect of foreign currency exchange rate changes on cash	(4)	(23)
Net change in cash and cash equivalents	2,156	353
Cash and cash equivalents at beginning of period	2,284	1,808
Cash and cash equivalents at end of period	$4,440	$2,161
Cash paid for interest	$338	$256
Cash paid for income taxes	$45	$25

Reconciliation of Non-Gaap Measures

Earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA for the three, nine and twelve months ended April 30, 2016 and 2015, respectively:

EBITDA:	FY2016	FY2015	FY2016	FY2015	FY2016	FY2015
	Q3	Q3	YTD	YTD	TTM	TTM
Net Income (loss)	$448	$339	$1,285	$703	$1,653	$877
Interest	118	123	350	352	463	422
Amortization of software products	531	458	1,571	1,560	2,034	2,118
Other depreciation and amortization	601	465	1,800	1,245	2,311	1,553
Loss on impairment of long-lived assets	-	-	-	-	-	35
Income taxes	368	243	972	606	1,177	836
EBITDA	$2,066	$1,628	$5,978	$4,466	$7,638	$5,841
Stock-based compensation	113	95	316	305	457	536
Adjusted EBITDA	$2,179	$1,723	$6,294	$4,771	$8,095	$6,377

Earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA for the following fiscal quarters:

	4/30/16	1/31/16	10/31/15	7/31/15	4/30/15	1/31/15	10/31/14	7/31/14
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4
Quarterly:	2016	2016	2016	2015	2015	2015	2015	2014
Net Income (loss)	$448	$448	$389	$368	$339	$260	$104	$174
Interest	118	120	112	113	123	140	89	70
Amortization of software products	531	544	496	463	458	553	549	558
Other depreciation and amortization	601	590	609	511	465	408	372	308
Loss on impairment of long-lived assets	-	-	-	-	-	-	-	35
Income taxes	368	305	299	205	243	274	89	230
EBITDA	$2,066	$2,007	$1,905	$1,660	$1,628	$1,635	$1,203	$1,375
Stock-based compensation	113	88	115	141	95	107	103	231
Adjusted EBITDA	$2,179	$2,095	$2,020	$1,801	$1,723	$1,742	$1,306	$1,606

Trailing Twelve Months (TTM):
Net Income (loss)	$1,653	$1,544	$1,356	$1,071	$877	$698	$(23)	$(102)
Interest	463	468	488	465	422	367	305	286
Amortization of software products	2,034	1,961	1,970	2,023	2,118	2,192	2,157	2,052
Other depreciation and amortization	2,311	2,175	1,993	1,756	1,553	1,442	1,373	1,322
Loss on FMV of Warrant Derivatives	-	-	-	-	-	(4)	6	28
Loss on impairment of long-lived assets	-	-	-	-	35	35	35	35
Income taxes	1,177	1,052	1,021	811	836	746	246	241
EBITDA	$7,638	$7,200	$6,828	$6,126	$5,841	$5,476	$4,099	$3,862
Stock-based compensation	457	439	458	446	536	609	627	560
Adjusted EBITDA	$8,095	$7,639	$7,286	$6,572	$6,377	$6,085	$4,726	$4,422